PARTICULAR INSTRUMENT OF PURCHASE AND SALE AND OTHER AGREEMENTS

By the present particular instrument, the parts, on a side,

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IBR INDÚSTRIA BRASILEIRA DE RESINAS LTDA., society limited, head office at Via da Penetração IV, Area of Light and Medium Industries, Lot 25, Industrial Center of Aratu, municipal district of Simões Filho, State of Bahia, registered at CNPJ under nr. 02.392,616/0001-80, in this act represented in the form of yours social contract by Mr. HILTON BARBOSA LIMA, below qualified ("IBR")

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Mr. HILTON BARBOSA LIMA, Brazilian, single, company’s administrator, ID nr. 05.350.515-08 SSP/BA, registered at CPF/MF under the nr. 893.463.195-34, resident and domiciled at the Lake Jackson Street, house 210, in the city of Salvador-BA, ZIP CODE 41.810-120.

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Mr. THIAGO BARBOSA LIMA, Brazilian, single, entrepreneur, ID nr. 09.462.794-03 SSP/BA, registered at CPF/MF under the nr. 809-566.965-20, resident and domiciled at the Lake Jackson Street, house 210, in Salvador-BA city, ZIP CODE 41.810-120, in this act represented by HILTON MORAIS LIMA, Brazilian, married, entrepreneur, ID nr. 958.630-01 SSP/BA, registered at CPF/MF under the nr. 085.178.005-91, resident and domiciled at the Lake Jackson Street, house 210, in the city of Salvador-BA, ZIP CODE 41.810-120, in the terms of the granted letter of attorney in March, 3rd, 2005, wrought by the Registry Office of the First Office of Notes of the District of Cachoeira - Bahia, in the book 089, sheet 082; and

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HBL PARTICIPAÇÕES E EMPREENDIMENTOS LTDA., society limited with head office at the Alfazema Street, nr. 761, Ed. Iguatemi Business & FI, Room 501, Caminho das Árvores, ZIP CODE: 41.820-710, municipal district of Salvador, State of Bahia, registered at CNPJ under nr. 07.758.920/0001-12, in this act represented in the form of it social contract by Mr. HILTON BARBOSA LIMA, above qualified.

(HILTON BARBOSA LIMA, THIAGO BARBOSA LIMA and HBL PARTICIPAÇÕES E EMPREENDIMENTOS LTDA., henceforth designated, together, Shareholders, individually, Shareholder)

(Shareholders and IBR henceforth designated simply, together, SALESPERSONS and, separately, SALESPERSON)

and, by other side

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COMANCHE DO BRASIL PARTICIPAÇÕES LTDA., society limited entrepreneur, with headquarter in the capital of the State of Sao Paulo, in the Alameda Campinas, 463, 7° floor, registered at CNPJ under the nr. 07.751.535/0001-43, in this instrument represented by its Director, Mr. Ivo Tolesano Júnior, Brazilian, married, company’s administrator, ID no. 5.255.932 SSP/SP, registered at CPF/MF under the nr. 579.584.918-91, resident and domiciled in the capital of the State of Sao Paulo, at the Funchal street, nr. 375, 8th floor, room 81, henceforth simply designated BUYER;

(SALESPERSONS and BUYER designated, together, as Parts and, individually, as Part)

PRELIMINARY CONSIDERATIONS

CONSIDERING THAT:

I. IBR is the owner or holder of rights active, immobile, equipments, contracts, and other goods related to the production activity, storage and biodiesel transport, described and characterized in the form no exhausting in the Annex A to the present, and it can become, between this date and the Closing Date, owner or holder of new contracts or assets related to the biodiesel production (the "Assets", and such activity "Business of Biodiesel").

II. SHAREHOLDERS are titular and legitimate proprietors of the totality of the representative shares of 100% (a hundred percent) of the social capital of IBR, shares these free from any onus, obligations, duties, responsibilities or disputes before third parties (the "Shares").

III. Observed the established conditions in the present instrument, the BUYER wants to acquire from the Shareholders the Shares or the Assets, and the Shareholders want to alienate them.

THE PARTS DECIDE to celebrate the present Particular Instrument of Purchase and Sale and Other Agreements ("Contract”) which will regulate the acquisition by the BUYER of the Shares or the Assets from the Shareholders, according to the terms and conditions below:

SECTION ONE
INTEGRAL AGREEMENT

1.1  The Parts agree by this Contract that the established obligations in any documents or previous understandings, be in writing or verbally, that the Parts or any part related to them have negotiated in relation to the Assets and to the Shares were properly accomplished in this date, and the terms and conditions here foreseen substitute all and any previous agreement signed by the Parts or by parts related to them.

SECTION TWO
CLOSING

2.1 In the date that all the Closing Conditions are accomplished, as defined in the Section Four below, (“Closing Date”), in agreement with the terms and conditions of the present Contract, and by the payment of the price stipulated in the Clause 3.2 below:

(A)  In case the willing condition of the Clause 2.2 (i) below has been satisfied, the BUYER will acquire from the Shareholders the Shares; or

(B)  In case the condition foreseen in the Clause 2.2 (i) has not been satisfied, but the conditions foreseen in the clauses 2.2 (ii) and 2.3 have been satisfied, the BUYER will acquire from the SHAREHOLDERS the Assets.

2.2  For the purpose of the acquisition modalities determination of the BUYER foreseen in the Clause 2.1 above, the Parts agree with the following conditions to be satisfied:

(i)  For the BUYER accomplish the Shares acquisition, is indispensable the realization of an accounting auditing in IBR in agreement with the accounting principles accepted usually in Brazil, satisfactory to the BUYER and charged to him.

For the purposes of the accounting auditing the Shareholders commit to cooperate and to undertake the best efforts, making available all of the information and necessary documents for the referred accounting auditing in the smallest possible period.

(ii)  In the case that the PARTS and the BUYER contracted auditing company understand that is not probable that the auditing became concluded without important exceptions, or case the PARTS make a mistake in this agreement and the auditing became not conclude without important exceptions, the Shareholders should go along to all the acts necessaries to effect of a efficient and valid form a reduction of the IBR share capital, by the payment and distribution “in natura” to the Shareholders of the Assets totality.

2.3 In the Closing Date, SALESPERSONS and BUYERS should realize the Assets or the Shares transfer, according to the case, by the practice of all the necessaries acts for the effective operation here contemplated, as, for example, the celebration of the public deed of purchase and sale of the immobile and the instrument of alteration of the IBR Social Contract, observed the disposition of the item 3.2 (i) below.

SECTION THREE
ACQUISITION PRICE AND PAYMENT OF THE ACQUISITION PRICE

3.1  In the Closing Date, and since that the Closing Conditions foreseen in the Section Four below have been integrally satisfied, the BUYER, or who designated by him, will pay to the SALESPERSONS, as price by the Shares or Assets, depending of the case, the sum or the values defined in the clause 3.2 below (“Acquisition Price”), in the way and conditions established in the next clauses.

3.2 The BUYER will pay to the Shareholders or to IBR, by the acquisition of the Shares or the Assets, as the acquisition modality establish in the terms of the Clause 2.1 above, (i) R$ 20,000,000.00 (twenty million of Real), case occur the acquisition of the Shares, assuming too the Buyer the Refis Debt, as defined in the follow item (i) which, in any case, will be superior to R$ 2,100,000.00 (two million and one hundred thousand real), OR (ii) R$ 22,100,000.00 (twenty two million and one hundred thousand real), case occur the acquisition of the Assets, as eventually adjusted, to be paid as follow and in the following conditions:

(i)  in the Closing Date and by formalization of the necessary acts for the transfer of the Shares or the Assets, according to the case, (a) in occurring the acquisition of the Shares, the IBR will continue responsible by the payment of the IBR debt due to the adhesion to the program of exceptional parceling of fiscal tax debts, foreseen in the Provisory Act nr. 303, of June 29th, 2006, by which IBR committed to pay all the open fiscal debts until then in 120 (hundred and twenty) parcels, of maximum value, R$ 2,100,000.00 (two million and a hundred thousand real) (“Refis Debt”), OR, (b) occurring the Assets acquisition, R$ 2,100,000.00 (two million and one hundred thousand real) will be paid by the BUYER to the SALESPERSONS;

(ii)  The value of R$ 20,000,000.00 (twenty million real), being (a) R$ 12,500,000.00 (twelve million and five hundred thousand real) in cash, in the Closing Date, eventually adjusted in the terms of the Clauses 3.3 and 7.3, and against the signature and deliver of the final documents formalizing the Shares and Assets transfer, depending of the case; (b) R$ 5,000,000.00 (five million real), which will deposit in a joined account of deposit in warranty (the “Investment Warranty Account”), to be moved jointly among the Parts, in the Closing Date, and will be released to the SALESPERSONS for the accomplish of the obligations foreseen in the Clause 4.1 (g); and (c) R$ 2,500,000.00 (two million and five hundred thousand real), which will be deposited in a joined account of warranty deposit (the “Final Payment Warranty Account”) in the Closing Date, and will be released to the SALESPERSONS in January 31st, 2008, since that the Declarations and Warranties (as defined in the Clause Fifth) are still valid, corrects and true, as declared and warranted in the Closing Date.

3.3 If in the Closing Date be refined any debt, contingency or passive of IBR different from the Debt Refis, the BUYER, with consent of the SALESPERSONS, will pay such debt, contingency, inadequacy active or liabilities supervenience, by the reduction of the Acquisition Price in equivalent amount. In case any of the debts, contingency or liabilities cannot be paid off in advance, the respective debts, contingency or liabilities will be assumed by the BUYER.

3.4 In the closing date, in the case of no assumption of the liabilities, debts or contingency of IBR by the Buyer, in the form of the clause 3.3, the Shareholders, in the case of sale of the Shares, or the IBR, in the case of the sale of the assets, had(have) been sponsor(s) for the payment of the debts discriminated in the item "bills to pay" of its patrimonial balance, and it(they) will stay holder(s) of the credits described in the item "bills to receive" of its patrimonial balance, as well as of the integrated goods of the stock in the Closing date. The IBR debts, credits and stock, in the Closing Date will be determined for the patrimonial balance especially for this objective in the Closing date.

3.5 The Shareholders, the IBR and the BUYER recognize and accept, observed the allowed in law, that they will adopt and to use the values indeed allocated to each assets or class of assets, in all of the declarations or demonstrations of taxes federal, state or of another applicable instance, abstaining from adopting any voluntarily position inconsistent in that sense, when proceeding to the preparation of such declarations or demonstrations of taxes, in restitution forms or, still, in any action or process that come to be established regarding mentioned declarations or demonstrations of Taxes. In spite of any opposite disposition contained in the present Instrument, the commitment foreseen above will subsist to the Closing Date, in a restricted form the legal responsibility and for period of the legal prescription of the respective obligations.

3.6 The Parts will negotiate in good faith and inside of the legal limits a tax planning that shown itself less onerous for the accomplishment of the payment of the Acquisition Price.

SECTION FOUR
CONDITIONS SUSPENSIVE AND/OR RESOLUTIVES

4.1 The Parts in this act agree that, as precedent condition to the consummation of the operation here contemplated and for the effective alienation of the Shares or Assets, according to the case, in the terms of this Contract, by the payment of the Acquisition Price, the conditions listed proceed (the "Closing Conditions"), must have been fully satisfied, to be in total effect and they be satisfactory to the BUYER, or totally or partially resigned by an exclusive criteria of the BUYER:

a)
Declarations and Warranties. The declarations and warranties rendered by the SALESPERSONS, as established in the Section Five below (the "Declarations and Warranties") should be correct and complete and should continue valid at the Closing Date, having the BUYER received the documents and enough information evidencing, for the BUYER'S satisfaction, that referred Declarations and Warranties are complete and validate.

b)
Auditing and Technical Opinions. The auditing legal, financial and accounting, besides the technical opinion, established in the Section Six should be satisfactory to the BUYER and should be enough to allow the accounting auditor to approve the consolidation of the Shares or the Assets in the Buyer's Patrimonial Balance, in agreement with the accounting principles usually accepted in the United States of America ("US GAAP") without any safeguard, and should be delivered by the SALESPERSONS the documents to are necessary to the realization of referred auditing, such as certificates, instruments, negative certificates, reports and other, as well as for the confirmation of the Assets Capacity, according to definition of the clause 5.1 (g), confirming that this will be attested by verification made by independent engineering company, with recognized and well-known capacity in the segment of its actuation, indicated by the BUYER and accept by the SALESPERSONS, which acceptance will not be refused without a reasonable justification.

c)
Licenses and Registrations. The confirmation that the BUYER, as a consequence of the acquisition of the Shares or Assets, according to the case, possesses all the installation licenses and/or operation licenses, State Registration, register in the National Agency of Petroleum and all the others required by the legislation and regulation in effect to permit it to exercise the activity of Industrialization and processing of vegetable oils and animal fat for the production, storage and biodiesel commercialization and its derived. Such confirmation will be certified by a technical report of specialized independent company, with a recognized and well-known capacity in the segment of its actuation.

d)
Fiscal Benefits. The confirmation that the BUYER pled the extension for the Business of Biodiesel of the fiscal benefit granted already for IBR by the Decree 4.213, of April 06th, 2002, as well as that can count with whole the help of the SALESPERSONS with the objective of contribute for the BUYER to enjoy of the State fiscal benefits that are available for the respective activity, in agreement with the applicable public politics to the fiscal sphere in the state and federal field of action.

e)
Strange activities to the Business of Biodiesel. In case of acquisition of the Shares, it is necessary that have a separation of the relative assets to the strange activities to the Business of Biodiesel (which don't include the Assets) for another company indicated by the SALESPERSONS, taking them the responsibility for the total Independence of these activities and eventual passive and  contingencies from them; or in case of purchase of the Assets, they should be transferred free of any link with stranger activities to the Biodiesel Business, being that the SALESPERSONS became responsible by the total independence of these activities and eventual liabilities and contingencies generated by them.

f)
Supply of raw material of Third Parties. That evidences of the raw material readiness exist for the BUYERS for biodiesel production in an annual minimum volume of 20,000,000 (twenty million) of liters for a minimum period of 3 years, and that the SALESPERSONS are endeavoring the best efforts in the sense of celebrating contracts for the acquisition of raw material.

g)
Supply of Raw material by the Shareholders. That Shareholders invest the Portion of the Acquisition Price foreseen in the Clause 3,2 (ii) (b) in the acquisition of immobile rural and investment in planting of oleaginous for raw material of biodiesel production. The raw material produced by the SALESPERSONS will be supplied to the BUYER in exclusiveness regime for a period of 10 years; as the contract to be firmed between the parts, whose terms and conditions will be agreed between the Parts until the Closing Date.

h)
Plan of Industrial Expansion. That exists a plan of expansion of IBR or of the Assets, with budgets of the potential suppliers, to reach the capacity of production of 100.000.000 (a hundred million) of liters a year.

i)
Technical Advisor. That Shareholders commit to accompany the process biodiesel production for a minimum period of 3 months after the Closing Date, supplying, with exclusiveness, the necessary technical support and verifying the biodiesel production starting from the certain specifications by the sector regulators Governmental Agencies, in a contract whose terms and conditions will be agree between the Parts until the Closing Date.

j)	Acts and Additional Documents. The practice of acts and the celebration of all of the additional documents that come to be necessary for the consummation of the operation here contemplated.

k)
Period Limit. The totality of the Closing Conditions must have been attended in a period equal or less than 120 (hundred and twenty) days to count of the present dates or in any subsequent date that the BUYER comes to accept, at it exclusive criteria (the “Closing Limit Date").

SECTION FIVE
DECLARATIONS AND WARRANTIES

5.1 THE SALESPERSONS render each one, individual, solidary and unlimitedly, the following Declarations and Warranties, which should be true and correct in the Closing Date:

a)
Of the Non Violation. The consummation of the operation here contemplated won't constitute or it will result in the violation of any term, condition or disposition, nor will it constitute breach of contract of the terms, nor it will result in the creation of any gravamen, obligation or onus on the Shares, and/or on the Assets, in agreement with any contract or other instrument that any of the SALESPERSONS are part or interested party. That consummation either will violate any law, regulation, sentence, instruction or judicial order that force the SALESPERSONS as well as it won't result in the loss of any license, certificate, local approval or local right that the SALESPERSONS, the IBR or the Assets have or come to have, nor they will commit the Assets Capacity, according to definition of the clause 5.1 (g).

b)
Observance to the Laws. The operations and activities of the SALESPERSONS relatively to the IBR and to the Assets don't violate any determinations or applicable laws of any government organ, nor the SALESPERSONS received any warning or notification that such violations went or could come to be them imputed. They are not in course or, except for better judgment of the SALESPERSONS, they are imminent any investigations or analyses by any Government Organ, involving the SALESPERSONS or the Assets, nor the SALESPERSONS received any warning or notification about the intention of governmental organ to proceed at this way.

c)
Member Constitution of IBR. IBR is a limited society properly constituted and existent validly and in regular situation, having full powers and the member’s authorization to drive their businesses as it makes actually and to possess the properties and the goods that now possesses.

d)
IBR Social Capital and Shares. The IBR social capital is, in this date, of R$ 2,033,622.00 (two million, thirty three thousand, six hundred and twenty-two real) and it is divided and acted by the Shares, which were completed by the Shareholders, all of the Shares are free and disencumbered of any gravamen, pledge, onus and warranty and rights of any nature. The Shareholders didn't check, nor options exist, rights preferably, pledge or other similar rights, pledge or other relative similar rights to the Shares. There is none lawsuit, administrative process or other fact or circumstance that it could obstruct or interfere in the transfer of the Shares in the terms of the present Contract.

e)
Constitution, Power and Authorization, The SALESPERSONS have full powers to celebrate this Contract, to accomplish their obligations now assumed and to consummate the operations contemplated in the present Contract, having been taken all the necessary measures to the authorization and consummation of the operation object of this Contract, not being necessary, therefore, that be take additional measures to occur the signature and the formalization of that Contract

f)
Ownership of the Assets. The IBR or the Shareholders, as the case, is (they are) ownership, legitimate landlady and possessor of assets that, in, group, be enough to react, in solid way with the economical expectations, at least, 40,000 tons of biodiesel a year, among them the assets described in the Annex A, being that the necessary equipments for stockpiling don't assist that production, becoming necessary for that be realized investments, which ones are and that they are in perfect conditions of use and free and unimpeded of any gravamen, pledge, onus and warranty and rights of any nature, the IBR and/or Shareholders were not celebrated any contract or agreement that has for object the Assets or the pledge constitution or other relative similar rights to the same ones.

g)
Capacity of the Assets. The necessary IBR Assets for the operation of the biodiesel businesses are physically located inside of the immobile goods that compose the Assets and that are capable to operate in way efficient, reliable, continuous and in solid way with the economical expectations, for to industrialize, at least, 130,000 liters of biodiesel a day, with base in a year of 300 days, (the "Assets Capacity"), (except necessary equipments for stockpiling) having been administered and operated in its normal course of business by the IBR employees.

h)
Obligations of the Salespersons. The SALESPERSONS, together or individually: (i) don't possess any obligation or responsibility, wants incurred, contingent or of any other nature, besides obligations civil, commercial, fiscal, environmental, labor or related to Social Security that can affect the respective ownership rights on the Shares and the Assets and they didn't assume any obligation or responsibility involving the Shares and the Assets; (ii) they are not parts, nor they are subject to, any litigation, judicial or administrative proceeding, in any instance that can affect the Shares and the Assets; and (iii) they are not guarantors, bondsmen or of other form warrantor of any obligations nor they are parts of any contract by force of which they assume any obligation to honor that of some form can compromise the Shares and the Assets.

i)
Normal Course of Operation. The IBR and the Assets will be administered and operated between the present date and the Closing Date in their respective normal courses of businesses, being right that SALESPERSONS do not acquired new debts, that not in you debts strictly related and necessary to the business of the IBR and the legal readjustments of the Debts of IBR.

j)
No distribution of assets or resources. Between the present date and the Closing Date, the IBR didn't distribute or committed to distribute, and the Shareholders didn't practice any act nor they guided the IBR to distribute or they assumed any compromise to distribute, to give in or to burden, direct or indirectly, any of the their assets, resources, including available funds at any title of IBR, to the proper Shareholders, their related parts or third parties, except if contemplated in another way in this Contract.

k)
Recruiting with related parts. The SALESPERSONS were not celebrated nor compromised themselves to celebrate any agreement, contract or arrangement involving the Shares and/or the Assets and/or the businesses of the Salespersons with any of their related parts.

l)
Permissions, Licenses and Authorizations. The IBR assists, in this date, to all the criteria, legal and technical demands, and necessary requirements for the obtaining of all the permissions, licenses and authorizations demanded by the Legislation and regulation in effect, including the definitive licenses of operation, to regulate the IBR businesses operation, and in the Closing Date the same ones should have in their respective names all of the permissions, licenses and authorizations demanded by the legislation and regulation in effect including the definitive licenses of operation, for the regular IBR businesses operation, valid and in total effect. The IBR is in strict observance the all of the regulations, permits, entrances, normative instructions, laws, norms and pertinent demands of protection to the environment instituted, organs and municipal, state and federal competent departments. Considering that actually the environmental licenses and the license granted by the Petroleum Natural Agency allow a production of IBR of 65,000 (sixty five thousand) liters a day, in the Closing should have been take all the necessary procedures to request the enlargements of the respective licenses to authorize the IBR to work with a total capacity of 100,000 m3/year.

m)
Integral Disclosure. All the documents, contracts, instruments, certificates, warnings, consents, sworn declarations, letters, declarations, annexes (including, among other, the Annexes that constitute integral part of the present instrument) and other documents delivered by the SALESPERSONS, or in his name, to the BUYER or the person for her suitable with respect to the present Contract or to the operations in him contemplated are faithful, complete and authentic. No Document supplied by the SALESPERSONS, or in his name, to the BUYER or the person for her suitable by force of the present instrument or related to the operations in it contemplated contains untrue declarations, or it omits relevant facts whose disclosure in this instrument is compulsory or necessary so that the declarations now made don't turn false or induce to mistake, in the context find here.

n)
Inclusion and Sufficiency of the Documents. The transmission instruments and conference to be celebrated by the SALESPERSONS and delivered to the BUYER, in the Closing will be valid and feasible according with their respective terms, being enough to give in, to transfer and to grant to the BUYER, in the occasion of the Closing, the Shares and the Assets, according to the case, that will include, on the other hand, all of the goods related or necessary to the conduction of the IBR biodiesel businesses, in the way that these are being conducted.

5.2 The BUYER informs the followings declarations and warranties, which should be true and corrects in the Closing Date.

a)
Constitution, Power and Authorization, The BUYER have full powers to celebrate this Contract, to accomplish their obligations now assumed and to consummate the operations contemplated in the present Contract, having been taken all the necessary measures to the authorization and consummation of the operation object of this Contract, not being necessary, therefore, that be take additional measures to occur the signature and the formalization of that Contract

b)
Of the Non Violation. The consummation of the operation here contemplated won't constitute or it will result in the violation of any term, condition or disposition, nor will it constitute breach of contract of the terms, in agreement with any contract or other instrument that any of the BUYERS are part or interested party. That consummation either will violate any law, regulation, sentence, instruction or judicial order that forces the SALESPERSON.

c)
Integral Disclosure. All the documents, contracts, instruments, certificates, warnings, consents, sworn declarations, letters, declarations, annexes (including, among other, the Annexes that constitute integral part of the present instrument) and other documents delivered by the BUYER, or in his name, to the SALESPERSONS or the person for her suitable with respect to the present Contract or to the operations in him contemplated are faithful, complete and authentic. No Document supplied by the BUYER, or in his name, to the SALESPERSONS or the person for her suitable by force of the present instrument or related to the operations in it contemplated contains untrue declarations, or it omits relevant facts whose disclosure in this instrument is compulsory or necessary so that the declarations now made don't turn false or induce to mistake, in the context find here.

SECTION SIX
AUDITING AND TECHNICAL OPINION

6.1 Starting from the present date and until the Closing Date, the SALESPERSONS will provide total and unrestricted access to the BUYER, to their lawyers and others advisors, to the Assets and will give to them, in the largest possible brevity, so that the BUYER can make an auditing and legal, accounting, technique and financial review of the Assets, of the IBR and of the Biodiesel Business, with the intention of verifying the precision of the Warranties and Declarations presented.

SECTION SEVEN
SOLIDARY RESPONSIBILITY AND COMPENSATION RIGHT

7.1 The SALESPERSONS will answer solidary before BUYER for all and any values that was forced, such as tributes, fiscal contributions or related to Social Security and many, that by chance left of being paid by SALESPERSONS in the dates demanded by law, that were not provide in the IBR and relative to generating facts occurred previously to the Closing Date, as well as any obligation, contingent or not of civil nature, trade, labor, environmental, related to Social Security or fiscal of the SALESPERSONS or that have been for these assumed by legal and relative succession force to occurred facts or acts practiced previously to the Closing Date.

7.2 The SALESPERSONS recognize and agree that any cost, expense, penalty, damage, loss, injury or responsibility of any nature or species (including interests, indexation, lawyer fees and judicial and administrative costs) incurred by BUYER due to the SALESPERSONS (i) having occurred Closing Date, rendered any Declaration and Warranty that it is not true, complete or correct; or, (B) disobeyed the current obligations of the Sections Ten and Eleven of the present Contract; they can be compensated and deduced against the parcels still pendants of the Acquisition Price.

7.3 In case of the Closing Date doesn't occur because the auditing, the evaluation and the legal revision foreseen above verified that the declarations and warranties are not correct, or they are not complete nor satisfactory, in the terms of the Contract or that the debts or contingencies related to the Assets overcome those published in the terms of this Contract or of their enclosures, the BUYER and the SALESPERSONS should negotiate, in good faith, adjustments down or upward in the value of the parcels of the Acquisition Price.

7.4 The BUYER, in the case of verification of any value that wish the compensation by the SALESPERSONS of the Part of the Acquisition Price, in the terms of the previous clause, in having parcel of the Acquisition Price still due to SALESPERSONS, this payment will be suspended and BUYER should send notification to SALESPERSONS so that these, inside of the period of 15 (fifteen) days, show, in writing, in the sense of to agree or to disagree of such compensation. In the eventuality of the Salespersons to disagree with the compensation in subject, within 15 (fifteen) days, after the reception for BUYER of the respective manifestation, a meeting will be accomplished between the Parts so that them endeavor the best efforts to negotiate, in good faith, as the eventual contingencies, costs, expenses, fines in subject will be supported.

7.5 The obligations contemplated in this Section Seven and the Declarations and Warranties will subsist at the end of this Contract, staying in effect until the end of the period of prescription and decadence of each one of the respective obligations or in until 5 (five) counted years from the Closing Date, what last to happen.

SECTION EIGTH
INTERNAL MANAGEMENT

8.1 Since the day of signature of this Contract, until the Closing Date or the end of this Contract, the Salespersons guarantee that the administration of IBR will be accomplished in a responsible way and maintaining the normal course of the activities of the company, not increasing the Debt of IBR (except in the necessary measure for the maintenance of the business) and executing all of the obligations of the normal course of the company, including to honor the expirations of debts and duties in the expiration dates, by Extraordinary Dispositions of Assets.

8.2 Between the present date and the Closing Date or the end of this Contract, the IBR won't distribute nor will commit to distribute, and Shareholders won't practice any act nor they will guide IBR to distribute or they will assume any commitment to distribute, to give in or to burden, direct or indirectly, any of their assets, resources, including available funds the any title of the IBR, to the Shareholders, their related parts or third parties, except by Extraordinary Disposition of Assets.

8.3 Between the present date and the Closing Date or the end of this Contract, the SALESPERSONS accept that the BUYER will participate, together with the SALESPERSONS, but without power of mismanagement, of negotiations of biodiesel sale, through direct sale or auctions, raw material purchase and obtaining of the Social Stamp for the enterprise.

SECTION NINE
PERIOD AND RESCISSION

9.1 This Contract goes into effect in this date, and it will stay in total effect until the date that occur any of the following events (the "Period of Validity") first: (i) the effectuation of the operation here contemplated in the Closing Date or (ii) the not execution in a satisfactory way, at the BUYER criteria, of the Closing Conditions within 120 (hundred and twenty) days to count of the present date.

9.2 The SALESPERSONS commit to endeavor their best efforts so that all the Closing Conditions are accomplished in the smallest period reasonably practicable.

SECTION TEN
EXCLUSIVITY, NON-CONCURRENCY

10.1 SALESPERSONS, during the period of Validity, agree in negotiating in exclusiveness character with BUYER, the sale of the Assets (in the whole or partly), and they commit to not celebrate any relative contract to the Assets, not to emit any new shares of IBR, not to transfer any share that they have of IBR and, not to allow the constitution of any gravamen on the shares and on the businesses of the Salespersons, except those contemplated in this Contract. When of the Closing Date, and in consideration to the Acquisition Price, each SALESPERSON commits, without the need of any additional documentation, to abstain, direct or indirectly, of competing with IBR or with any of their related parts under any form for the period of five years to be counted from the Closing Date, in the markets explored by IBR. They are excepted of the obligation of no competition now made a pact in case Shareholders accomplish, after the defined period in 10.2, their businesses out of a minimum radius of 300 km from the facilities of IBR.

10.2 Until the Closing Date, the Shareholders and Mr. Hilton Morais Lima will celebrate a contract of technical advisory, in terms and conditions to be defined jointly, for which will commit to render advisory services related to the Businesses of Biodiesel with exclusiveness for the BUYER for a period of, at least, 12 months.

SECTION ELEVEN
CONFIDENCIALITY

11.1 Each Part should maintain secrecy on all of the obtained information of the other Part in relation to the present Contract that are not of public knowledge, don't have been known independently or developed, that has not been obtained with third parties or that are not of public knowledge because of non-compliance of the Part that has received (jointly the "Confidential Information") her. The Confidential Information (that can be oral, writing or magnetic, being designated or not as "confidential", and that included contact information and information regarding structures, negotiation methods or financial organization) only will be able to be used by the receiving Part in the effectuation of the transactions contemplated in this Contract and for none other purpose. In the hypothesis of rescission of this Contract, all of the documents (including the copies) obtained because of this Contract by one Part should be returned to the other pertinent Part, however, the confidentiality obligations and limitation to the use will stay in effect for the period of two years after the rescission date. Each Part commits to not publish and to maintain in secrecy the terms and conditions of this Contract, being included, but if not limiting to the compensation to be paid above, except if the disclosure of those information is demonstrated obligatory for the consummation of the purchase and sale contemplated in this Contract, disputed by any government authority, applicable law or regulate of the Stock Exchange to which the Part is submitted, or if she obtains the consent of all the other Parts listed. In the case of noncompliance of the obligations of this clause for one of the Parts, the non-compliance Part should compensate the other for loss and damages.

SECTION TWELVE
FINAL DISPOSITIONS

12.1 The Parts, in this act, expressly, agree with all the terms and conditions of the present Contract, having nothing to oppose to it, at any title and any time, assuming an obligation, to accomplish all of the acts and necessary formalities to the full and perfect formalization of the sale of the Shares and of the Assets now contracted, besides before all of the competent organs, signing contractual alterations and any other documents that become necessary for so much.

12.2 The present Contract is signed of irrevocable and irretractable form, forcing the parts and their successors the any title.

12.3 The present Contract cannot be amended or altered without the approval of all the parts, in writing, and, except for the cases expressly foreseen in this Contract, none of the Parts can give in or to transfer any of their rights and obligations originating from of this Contract, without the consent of the other Parts.

12.4 The nullify, inefficacy or unachievable of any of the dispositions contained in this Contract, will not invalidate nor will turn inoperative or unachievable any of the other dispositions of the present Contract, which will continue in total effect. The Parts should negotiate the necessary measures to solve such dispositions of eventual existent addictions.

12.5 All and any communications or notifications referred to the present instrument should be made in writing and sent to the Parts by letter registered with return warning, or for telefax for the addresses below discriminated:

If to the SALESPERSONS:

IBR INDÚSTRIA BRASILEIRA DE RESINAS LTDA.
At.; Hilton Barbosa Lima
Rua Lake Jackson, casa 210
Salvador-BA, CEP 41.810-120
Fax (71) 3176-0800

HBL PARTICIPAÇÕES E EMPREENDIMENTOS LTDA.
At.: Hilton Barbosa Lima
 Rua Alfazema, n° 761, Ed. Iguatemi Business & FI, Sala 501
 Salvador, BA, CEP: 41.820-710
Fax (71) 3176-0800

HILTON BARBOSA LIMA
Rua Lake Jackson, casa 210,
Salvador, BA, CEP 41.810-120
Fax (71) 3176-0800

THIAGO BARBOSA LIMA
Rua Lake Jackson, casa 208,
Salvador, BA, CEP 41.810-150
Fax (71) 3176-0800

Vetor Consultoria
At. Cássio Amaral
R. Dr. José Peroba, n. 349, Ed. Empresarial Costa Azul, 8 andar
Salvador, BA, CEP 41770-790
Fax (71) 3272-0286

If to the BUYER

COMANCHE PARTICIPAÇÕES DO BRASIL LTDA.
AT.: Ivo Tolesano Jr.
Rua Funchal, 375, conjunto 81
Vila Olímpia - 04551-060 São Paulo/SP
Fax (11) 3044-0342
cc. MHMK - Sociedade de Advogados
At. Byung Soo Hong
Av, Brigadeiro Faria Lima, 1461, 12 andar
Fax (11) 3094-7820

12.6 The execution of the obligations here contained is subject to the specific execution and can be demanded by the part in full performance in agreement with the Articles 461, 461A, 466A, 466B and 466C of the Code of Civil Process of Brazil (Law 5.869, January 11th, 1973, as altered).

12.7  The present Contract should be governed and interpreted in agreement with the laws of the Federal Republic of Brazil.

12.8 In the form of the Law n° 9.307/96, the Parts commit themselves to submit to the arbitration all and any litigations and controversies that can occur of the Interpretation and execution of the present Contract and that cannot be solved in a friendly way.

12.8.1	The arbitration will be processed in the City and State of São Paulo, and will be driven by the Chamber of Commerce Brazil - Canada, in agreement with its respective regulation.

12.8.2
Referees and Language of the Arbitration: The Parts agree that the arbitration will be driven by 3 (three) referees, and the litigations will be judged in agreement with the effective right rules in the Country. The arbitration will be driven in Portuguese.

12.8.3
The final decision uttered by the referees will be definitive and will force the Parts, being banned to the Parts any resources to the Judiciary Power. The due Part will pay to the winner Part of the procedure by arbitration all of the costs and expenses incurred by the winner Part in relation to the arbitration, including lawyer’s fees, as defined in decision by arbitration, and the fees of the referees. The arbitration process should be ended, at maximum, in 6 (six) months to count from the indication of the referees.

12.8.4
Independently of the determination in this Clause, it is guaranteed to any of the Parts the right of helping itself at the Judiciary Power to obtain precautionary measure the any time, to obtain protection premature case the procedure by arbitration still has not been instituted and, still, in other cases allowed by Chamber of Commerce Brazil - Canada Regulation.

It is like this, for they be fair and contracted, the parts sign the present instrument in 02 (two) pages, of equal form and content, in the presence of the two witnesses below.

ANNEX A

to the PARTICULAR INSTRUMENT OF PURCHASE AND SALE AND OTHER AGREEMENTS

Assets

PROCESS EQUIPMENT

Distillation column, with stuffing type Paul's Ring, in steel carbon, capacity 10 m3 and reboiler type Ketlle, still no installed;

Condenser skull and tubes, in steel carbon;

Pumps of positive displacement, capacity of 30 m3/h, with electric start;

Vases to homogenize, capacity of 5m3/h, with system of agitation of concentric shovels;

Structure metallic with three floors to shelter the unit of distillation and for support of the reactor and accessories, in beams of galvanized steel, profile type I, thickness of 12", with floor of plaid foil, thickness 1/8", with area of 25 m2, and two levels, with total height of 12m;

Piping group in steel carbon of 2" - 40 m;

Tanks for wash and purification of finished product, with capacity of 30 m3 each, fiberglass;

Retention column of heavy condensed, associated to the top of the reactor, in stainless steel, with shirt of cooling and stuffing of rings, type Poli Dimensions: high= 2,80 m; internal diameter = 0,30 m;

Condenser type skull (carbon steel) and tubes (stainless steel), with area of thermal change of approximately 30 m2, length of 2,5 m and 0,5m diameter;

Accumulation tank of having condensed, stainless steel, capacity of 1.000 l;

Vacuum pump, capacity 220 m3/h, vacuous of 710 mm Hg, with motor of 15 HP;

Group of accessories for system of vacuum: valves, tanks for water, vacuum meter, piping;

Filters, basket type, with screens in stainless steel, linked with piping and valves of 2", carbon steel, with gear pumps and motors of 10 HP, for pressure up to 5 Kgf/cm2;

Tank of storage of the melted raw material, capacity of 10 m3, carbon steel, with agitation started by motor and reducer;

Gear pump, for raw material transfer melted to the reactor, with piping and valves in carbon steel of 2";

Compressor of air, for instruments and valves, pressure of 12 Kgf/cm2;

System of elevation of loads, for feeding of solids to the reactor, composed of structure metallic elevating type and electric cut with steel cables (maximum height = 10,0 m);

Reactor for 6,0 t of product, in stainless steel, complete, composed of column, condenser, separation vase, diluting vase, pump of circulation and accessories for process control;

Distillation column, with 16 m of height for 0,8 m of diameter, in steel carbon, with vase reboiler, condenser, dressing room of heat, pump of circulation and accessories for process control;

Tank in steel carbon steel, with capacity for 163 m3;

Tank in carbon steel, with capacity for 60 m3;

Tank in carbon steel, with capacity for 135 m3.

UTILITIES

Tower for cooling water, with two centrifugal pumps, flow of 100 m3/h, pressure of 5.0 Kgf/cm2, with piping and valves, for cooling of process water from 45° C to 30° C;

Heater of thermal fluid, for temperatures until 350 centigrade degrees and thermal capacity of 600,000 Kcal / h.

BUILDING

Immobile good to be dismembered of the located property in the Via da Penetração IV, Area of Light and Medium Industries, Lot 25, Industrial Center of Aratu, municipal District of Simões Filho, State of Bahia, with area of 40,000 m2 or with enough area to install an industrial park with capacity of producing 100,000 tons of diesel a year and for stockpiling of 20,000 liters, what goes larger;

Group of materials and manpower for the building site of an unit with three floors of operation area, control room, administrative building, dining hall, parking, streets, watch towers of safety.

VEHICLE

Car;

Fork-lift.

LABORATORY

Setting up of a laboratory for analyses of attendance of the production, quality control of raw materials and finished products.